Exhibit 10.2

FATE THERAPEUTICS, INC.

AMENDMENT TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amendment to the Amended and Restated Investor Rights Agreement (this “Amendment”), is made as of the 4th day of May 2015, by and among Fate Therapeutics, Inc., a Delaware corporation (the “Company”), the holders of shares of the Company’s common stock as set forth on signature pages hereto (the “Stockholders”) and Juno Therapeutics, Inc. (“Juno”)  This amendment amends that certain Amended and Restated Investor Rights Agreement, dated as of August 8, 2013, by and among the Company and the parties named therein (the “Investor Rights Agreement”).  All capitalized terms used but not defined herein shall have the meanings set forth in the Investor Rights Agreement unless otherwise provided.

RECITALS

A.                                    WHEREAS, the Company has agreed that Juno shall be entitled to certain registration rights with respect to the shares of common stock issued, or to be issued, to Juno pursuant to that certain Stock Purchase Agreement by and between Juno and the Company of even date herewith;

B.                                    WHEREAS, the Company and Juno have entered into that certain Collaboration and License Agreement of even date herewith;

C.                                    WHEREAS, pursuant to Section 4.10 of the Investor Rights Agreement, any provision of the Investor Rights Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and an Investor or Investors holding, in the aggregate, more than fifty percent (50%) of the outstanding shares of Registrable Securities held by Investors; and

D.                                    WHEREAS, in consideration for, and as an inducement for entering into such collaboration and license agreement, the Company and the Stockholders desire to amend the Investor Rights Agreement as provided herein.

AGREEMENT

1.                                      Definition of Form S-3 Initiating Holders. The definition of “Form S-3 Initiating Holders” as set forth in Section 1.1 of the Investor Rights Agreement is amended and restated to read in its entirety as follows:

“Form S-3 Initiating Holders” means: (i) any Holder or Holders who in the aggregate hold not less than twenty-five percent (25%) of the Registrable Securities then outstanding and who propose to register securities, the aggregate offering price of which, net of underwriting discounts and commissions, exceeds $1,000,000, and (ii) beginning on May 4, 2017, Juno Therapeutics, Inc. (“Juno”) to the extent Juno proposes to register either (A) securities, the aggregate offering price of which, net of underwriting discounts and commissions, exceeds $1,000,000, or (B) all Registrable Securities then held by Juno.

2.                                      Definition of Initiating Holders. The definition of “Initiating Holders” as set forth in Section 1.1 of the Investor Rights Agreement is amended and restated to read in its entirety as follows:

“Initiating Holders” means: (i) any Holder or Holders who in the aggregate hold not less than forty percent (40%) of the Registrable Securities then outstanding and who propose to register securities, the aggregate offering price of which, net of underwriting discounts and commissions, is at least $5,000,000 and (ii) beginning on May 4, 2017, Juno to the extent Juno proposes to register either (A) securities, the aggregate offering price of which, net of underwriting discounts and commissions, exceeds $5,000,000, or (B) all Registrable Securities then held by Juno.

3.                                      Definition of Registrable Securities.  The definition of “Registrable Securities” as set forth in Section 1.1 of the Investor Rights Agreement is amended and restated to read in its entirety as follows:

“Registrable Securities” shall mean (i) Conversion Stock, other than shares for which registration rights have terminated pursuant to Section 1.15 hereof; (ii) any Common Stock of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) above or clause (v) below; (iii) solely for the purposes of Sections 1.5 — 1.10, 1.13 — 1.15 and 4, the shares of Founders’ Stock, (iv) solely for the purposes of Sections 1.3 — 1.10, 1.13 — 1.15 and 4, shares of the Company’s Common Stock issued and issuable upon conversion of the shares of convertible preferred stock issued and issuable upon exercise or conversion of that certain Warrant to Purchase Stock issued to Silicon Valley Bank on January 5, 2009 and that certain Warrant to Purchase Stock issued to Silicon Valley Bank on August 25, 2011 (together, the “Warrants”), and the shares of Common Stock issued and issuable upon exercise or conversion of the Warrants at all times when the applicable Class (as defined in each of the Warrants) is Common Stock, except that the holder of the Warrants shall not be entitled to be an Initiating Holder, and (v) the shares of Common Stock issued to, or to be issued to, Juno, pursuant to that certain Stock Purchase Agreement by and between Juno and the Company, dated as of May 4, 2015 (the “Juno SPA”); provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (C) they have not been transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 1.11 hereof, (D) with respect to each Holder other than Juno, all such shares held by such Holder could not be sold under Rule 144 of the Securities Act (or any similar or successor rule) during any one ninety (90) day period, or (E) with respect to Juno, all such shares held by Juno could not be sold under Rule 144 of the Securities Act (or any similar or successor rule) during any one ninety (90) day period or could not be sold without breaching the restrictions on transfer set forth in the June SPA (and assuming for the purposes of Rule 144 that Juno is subject to the volume limitations thereof as if Juno was an “affiliate” within the meaning of Rule 144); and provided further that any shares of Common Stock issued to Juno shall only be treated as Registrable Securities beginning on May 4, 2017.”

4.                                      Restrictions. Section 1.2 of the Investor Rights Agreement shall not apply to Juno.

5.                                      Request for Registration on Form S-3 by Juno. The limitation set forth in Section 1.4(b)(ii)(A) of the Investor Rights Agreement shall not apply to any registration requests initiated by Juno.

6.                                      Termination of Rights.  Section 1.15 of the Investor Rights Agreement is amended and restated to read in its entirety as follows:

“1.15                  Termination of Rights.  The rights of any particular Holder to cause the Company to register securities under Sections 1.3, 1.4, and 1.5 shall terminate with respect to such Holder after the earlier of (i) the fourth (4th) anniversary of the consummation of an IPO in which all Preferred Stock and all Notes are converted into Common Stock, (ii) with respect to any Holder, at such time after an IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration or (iii) upon termination of the Agreement as provided herein; provided, however, that, notwithstanding any of the foregoing and in lieu thereof, the rights of Juno shall terminate upon the earlier of (x) [***] or (y) such time as all such shares held by Juno become eligible for sale under Rule 144 of the Securities Act (or any similar or successor rule) during any one ninety (90) day period without registration and without breach of the restrictions set forth in the Juno SPA (and assuming for the purposes of Rule 144 that Juno is subject to the volume limitations thereof as if Juno were an “affiliate” within the meaning of Rule 144), and Juno shall have no rights to cause the Company to register securities under this Agreement to the extent that any such registration rights have been waived by existing Holders prior to the date of this Amendment with respect to offerings of securities by the Company that may be conducted pursuant to the Company’s registration statement on Form S-3 (File No. 333-199107).”

7.                                      Amendment and Waiver. In addition to the provisions set forth in Section 4.10 of the Investor Rights Agreement, the consent of Juno shall be required for any amendment to or waiver of any provision of the Investor Rights Agreement if such amendment or waiver would adversely affect the rights of Juno as set forth in this Amendment.

8.                                      Amendment to Exhibit A.  Exhibit A to the Investor Rights Agreement is hereby amended to include Juno as an Investor.

9.                                      Effect of this Amendment.  This Amendment shall form a part of the Investor Rights Agreement for all purposes, and each party thereto and hereto shall be bound hereby.  From and after the execution of this Amendment by the parties hereto, any reference to the Investor Rights Agreement shall be deemed a reference to the Investor Rights Agreement as amended hereby.  This amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.  Except as specifically set forth herein, each term and condition of the Investor Rights Agreement shall continue in full force and effect. The Company represents to Juno that the execution of this Amendment by the Company, Polaris Venture Partners V, L.P., Polaris Venture Partners Founders’ Fund V, L.P., Polaris Venture Partners Entrepreneurs’ Fund V, L.P., Polaris Venture Partners Special Founders’ Fund V, L.P., and Juno is sufficient to cause the effectiveness of the amendments to the Investor Rights Agreement contemplated hereby.

10.                               Governing Law.  This Amendment shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

11.                               Counterparts; Electronic and Facsimile Signatures.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  This Amendment may be executed and delivered electronically (including by transmission of .pdf files) and by facsimile and, upon such delivery, such will be deemed to have the same effect as if the original signature had been delivered to the other party.  Each of the Stockholders and Juno agree to deliver to the Company the original signature copy by express overnight delivery.  However, the failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed or otherwise consented to this Amendment as of the date first above written.

COMPANY:

FATE THERAPEUTICS, INC.

By:	/s/ J. Scott Wolchko

Name:	Scott Wolchko
(print)
Title:	COO and CFO
Address:	3535 General Atomics Court
Suite 200
San Diego, CA 92121

AGREED AND APPROVED:	Polaris Venture Partners V, L.P.

	By:	Polaris Venture Management Co. V, LLC
	Its:	General Partner

	By:	/s/ John J Gannon
John J Gannon
Attorney In Fact

	Address:	1000 Winter Street, Suite 3350
Waltham, MA 02451

Polaris Venture Partners Founders’ Fund V, L.P.
	By:	Polaris Venture Management Co. V, LLC
	Its:	General Partner

	By:	/s/ John J Gannon
John J Gannon
Attorney In Fact

	Address:	1000 Winter Street, Suite 3350
Waltham, MA 02451

Polaris Venture Partners Entrepreneurs’ Fund V, L.P.
	By:	Polaris Venture Management Co. V, LLC
	Its:	General Partner

	By:	/s/ John J Gannon
John J Gannon
Attorney In Fact

	Address:	1000 Winter Street, Suite 3350
Waltham, MA 02451

Polaris Venture Partners Special Founders’ Fund V, L.P.
	By:	Polaris Venture Management Co. V, LLC
	Its:	General Partner

	By:	/s/ John J Gannon
John J Gannon
Attorney In Fact

	Address:	1000 Winter Street, Suite 3350
Waltham, MA 02451

JUNO THERAPEUTICS, INC.

By:	/s/ Zachary D. Hale

Name:	Zachary D. Hale
(print)
Title:	VP and Associate GC
Address:	307 Westlake Ave N, Ste 300
Seattle, WA 98109